Cincinnati Financial Corporation Increases Regular Quarterly Cash Dividend

- Sets stage for 50th consecutive year of higher dividends with 1 percent increase in indicated annual dividend rate

CINCINNATI, Aug. 16 /PRNewswire-FirstCall/ -- Cincinnati Financial Corporation (Nasdaq: CINF) today announced that the board of directors voted at its regular meeting on August 13, 2010, to increase the regular quarterly cash dividend from 39.5 cents to 40 cents per share, payable October 15, 2010, to shareholders of record as of September 22, 2010.

At the new level, the indicated annual dividend is $1.60 per share. In 2009, cash dividends paid were $1.565 per share and dividends declared were $1.57 per share.

Kenneth W. Stecher, president and chief executive officer, commented, "The company has consistently increased dividends for 49 years, and the board of directors chose to continue that record for the benefit of our shareholders. This action demonstrates their confidence in our strong capital, liquidity and in our initiatives to improve earnings performance. Our capital management philosophy continues to consider the balance between future capital requirements to grow our business and returning capital to shareholders over time.

"In the first half of 2010, our profits were pressured by continuing price competition in the insurance marketplace and high catastrophe losses incurred by our policyholders. Year-to-date, shareholders have received cash dividends totaling more than our current earnings, and for their benefit, we also repurchased $10 million of our own shares. We believe our performance prospects are improving as we begin to realize benefits from our current growth and profitability initiatives. Our long-term perspective drives our long-term commitment through all market and economic cycles to create value for shareholders by investing in and expanding our insurance operations."

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2009 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 23. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

  Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
  Increased frequency and/or severity of claims
  Inadequate estimates or assumptions used for critical accounting estimates
  Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
  Delays in adoption and implementation of underwriting and pricing methods that could increase our pricing accuracy, underwriting profit and competitiveness
  Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
  Declines in overall stock market values negatively affecting the company's equity portfolio and book value
  Events, such as the credit crisis, followed by prolonged periods of economic instability or recession, that lead to:
    Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
    Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
    Significant rise in losses from surety and director and officer policies written for financial institutions
  Prolonged low interest rate environment or other factors that limit the company's ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
  Increased competition that could result in a significant reduction in the company's premium volume
  Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
  Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
  Events or conditions that could weaken or harm the company's relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company's opportunities for growth, such as:
    Downgrades of the company's financial strength ratings
    Concerns that doing business with the company is too difficult
    Perceptions that the company's level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
    Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements
  Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
    Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
    Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
    Increase our expenses
    Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
    Limit our ability to set fair, adequate and reasonable rates
    Place us at a disadvantage in the marketplace
    Restrict our ability to execute our business model, including the way we compensate agents
  Adverse outcomes from litigation or administrative proceedings
  Events or actions, including unauthorized intentional circumvention of controls, that reduce the company's future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
  Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
  Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
  Difficulties with technology or data security breaches could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

Further, the company's insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

CONTACT:  Investor Contact: Dennis E. McDaniel, +1-513-870-2768, CINF-IR@cinfin.com, or Media Contact: Joan O. Shevchik, +1-513-603-5323, Media_Inquiries@cinfin.com